Exhibit 10.1
                               PURCHASE AGREEMENT
                               ------------------


PURCHASE AGREEMENT, made as of the 18 day of August 2003 by and between Natali the company for emergency medical services in Israel Ltd, a company organized under the laws of Israel and having offices at 13 Moses St., Tel Aviv 67442 Israel (the "BUYER") and Voice Diary Inc., a company organized under the laws of the State of Delaware and having offices at 200 Robbins Lane, Jericho, NY 11753, USA (the "SELLER").

WHEREAS, the Seller is engaged in developing, manufacturing and marketing of Personal Digital Assistants (the "BUSINESS"); and

WHEREAS, the Buyer wishes to acquire certain products from the Seller under the terms and agreements detailed herein; and

WHEREAS, the Seller wishes to sell certain products to the Buyer under the terms and agreements detailed herein.

THEREFORE, in consideration of the premises and the mutual covenants and agreements detailed below, the parties hereby agree as follows:

1.       Sale of Products

         1.1. Products To Be Sold. According and subject to the conditions of this Agreement, the Buyer hereby undertakes to purchase from the Seller, and the Seller hereby undertakes to sell and transfer to the Buyer, 50,000 (Fifty Thousand) units of a cellular medical PDA product that is described in more details in Appendix A attached and incorporated hereby by reference (the "Purchased Products"). To remove doubt it is hereby agreed that the Purchased Products will include all the software necessary to operate according to the Product Specification (as defined above). However, the software to manage the subscribers and the center will be the Buyer's including the taking care of the EKG data to be transferred.

         1.2. Conformity to the Specification. All Purchased Products produced by Seller pursuant to this Agreement shall conform to the Product Specification set in Exhibit A, which will be changed or corrected by the parties from time to time, and is hereby attached by reference. The signing of the exhibits is a necessary condition and this order will not have validity without them.

                  Quality Control. All Purchased Products produced by Seller pursuant to this Agreement shall be manufactured in accordance with the Quality Control Program to be prepared by the Parties.


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         1.3.     The  Seller   shall  make  no   deviation   from  the  Product
                  Specification and Quality Control Program without a prior written consent of the Buyer. To the Buyer will pertain the right to reject any ordered product that did not stand in the Product Specification and the Quality Control Program that are agreed, unless the failure is directly connected to actions or failures of the Buyer.

         1.4. To remove doubt, it is hereby clarified that the Buyer shall not be considered in any form or way responsible to the debts of the Seller, to all his obligations and undertakings of any kind whatsoever, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Purchased Products or otherwise, regardless of their time of claim.

2.                Delivery

         2.1. The Seller shall deliver the Purchased Products in the quantities and dates as detailed:

                  2.1.1. No later than the lapse of twelve (12) months following the Closing Date (as defined hereinafter), the Seller shall deliver to the Buyer 1,000 Purchased Products and maximum 24 months after the date of this agreement;

                  2.1.2. Thereafter, the Seller shall deliver to the Buyer 1,000 Purchased Products (the "Monthly Purchased Units") on the 1st day of each month, commencing on the month that follows after the month in which were delivered the first products.

                  2.1.3. The Buyer shall be given the right, at any time and from time to time, upon a three (3) months advance notice, to increase or to decrease the Monthly Purchased Units, under the condition that the number of the Purchased Monthly Units shall not exceed 3,000 and shall decrease 200.

                  For this purpose, the Closing Date shall mean the date on which the Seller will close the sale of its shares under the Prospectus filed with the United States Securities and Exchange Commission for Seller's shares under the United States Securities Act of 1933, as amended, provided that the sum of all the monies of this sale will be at least US$ 3,000,000.

         2.2. Without derogating from the foregoing, the Parties acknowledge and agree that the Seller will not be obligated to deliver Purchased Products to the Buyer unless the Seller will be able to raise said amount under the Prospectus, regardless of the reason for the Seller's failure to do so.


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         2.3.     Sole and  Exclusive  distributor.  The Buyer shall be the sole and exclusive distributor of the Purchased Products in Israel as long as the Buyer will fulfill all its undertakings under this agreement and the Buyer will not use the cancellation option as discussed in clause 4 of this agreement.

3.       Payment

         3.1. The Buyer will pay the Seller the following prices of the finished goods ("Contract Price") for each Purchased Product delivered to the Buyer according to this Agreement the higher between (i): US$ 300; or (ii) Cost + 20%. The Cost will include the cost of the material and the labor necessary to produce thousand products and will not include other costs whatsoever.

         3.2. The payment will be given in U.S Dollars. The Seller will issue an invoice to debit the Buyer on the required payment under this Agreement upon shipment of the finished Purchased Products. The payment terms will be net thirty (30) days from the date of delivery of the products.

         3.3. The Contract Prices includes charge for the Warranty under Article y7.

         3.4. The Contract Price includes (i) shipping, handling, packaging, insurance fees and (ii) taxes, duties, fees or any other payment that was collected from the Seller because of the selling, the provision, the shipping, the import or the export of Purchased Products in accordance with this Agreement, all of which will be paid promptly by the Seller.

         3.5. To remove doubt the Parties hereby agree and acknowledge that Buyer's undertaking to pay the product price is subject and conditioned by full compliance of Seller in all of his obligations and undertakings that are included in this agreement, including but without limitation, to the Seller's undertakings that: (i) all the Purchased Products that will be produced by the Seller according to this Agreement will conform to the Product Specification as described in Exhibit A, and to the Quality Control Program, and (ii) the Purchased Products will be delivered to the Buyer in the amounts the dates as set in Section y2.1.

4.       Cancellation Option

         Despite all that is said in this agreement, Buyer shall have the right to cancel the amount of Purchased Products according to this Agreement, at any time and from time to time, without fine, penalty, indemnification or charge, by providing the Seller with written notice on cancellation by the Seller ("Cancellation Notice"), in any one of the following cases:


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       (i) After the Buyer acquired 10,000 units.

       (ii) If the Seller did not deliver the first 1,000 units prior to the lapse of 24 calendar months following the date of this agreement.

       (iii) If the price of the product will exceeds $350.

       (iv) If a third party will claim that his patents rights were infringed.

5.       Representations and Warranties of the Seller

         The Seller hereby represents and declares to the Buyer as follows:

         5.1. Organization, Power. The Seller is a public company, limited by shares, legally organized and existing under the laws of Delaware state, with power and full authority to execute this Agreement, to perform the undertakings detailed in what follows and consummate the transactions considered hereby.

         5.2. Authority Relative to Agreement. The execution, delivery and performance of this Agreement by the Seller have been with power and authority by all corporate action necessary with the Seller.

         5.3. Binding Undertaking. This Agreement constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms.

         5.4. No Breach. The execution and performance of this Agreement and the consummation of the transaction described below will not be a breach of or avoidance of any agreement to which the Seller is party.

         5.5. Approvals. No approval or consent of any person, authority or entity in connection with the execution and delivery of this Agreement or in connection with the execution by the Seller of all the obligations described hereby.

         5.6. Title and Ownership of the Purchased Products. The Seller will have marketable rights and ownership on all of the Purchased Products, free of lien, pledge, collaterals, encumbrances and claims of any type (collectively "LIENS"). No person other than the Seller will have ownership rights, part, claim or
                  Lien on the Purchased Products. The execution of this Agreement by the Seller, and the delivery of the Purchased Products pursuant to the terms set hereby, will suffice to transfer marketable rights of the Purchased Products to the Buyer, free of any Lien.

         5.7.     Intellectual Property.

                  5.7.1. For purposes of this Agreement, the meaning of "Intellectual Property" will be patents (utility or design), trademarks, trade names, service marks,


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                           designs,   logos,   rights,   technology,   know-how,
                           process,        software,        trade       secrets,
                           private/confidential   information   and  all   other
                           rights, licenses or other permissions of intellectual property (all of which whether registered or pending)
                           that  are   required  (i)  to  operate  the  Seller's
                           business  as  it  is  operating  today  or  as  it is
                           proposed  to be  operating,  and  (ii)  in  order  to
                           fulfill   in   time   all  of  the   Seller's   above
                           undertakings,  including,  but  not  limited  to  the
                           Seller's  obligation to develop and  manufacture  the
                           Purchased    Products   in   accordance    with   the
                           specification   o  requirements   described  in  this
                           subject.

                  5.7.2. On the Closing Date the Seller will be the sole owner of all Intellectual Property, or will have sufficient rights, ownership and involvement, or he will have valid licenses in scope and time for all Intellectual Property - all free of lien, claims and encumbrances.

                  5.7.3. The Seller has not granted rights to and in the Intellectual Property. To the Seller's knowledge, as of the date of this agreement, there are no infringes to Intellectual Property, or conflicts, or seemingly infringes or infringes of the intellectual property rights of any third party.

                  5.7.4. The Seller will duly protect the secrecy, confidentiality and value of the Intellectual Property and other technological information, through contract undertakings, including confidentiality and non-disclosure agreements with every third party who may be exposed to the Intellectual Property of the Seller, including all of the contractors, the consultants and employees who have access to proprietary information.

                  5.7.5. As of the Closing Date, the Intellectual Property is not infringing upon any other intellectual property. No person has declared claim to the Seller or questioned regarding the Seller's rights in the Intellectual Property.

         5.8. Contracts Relating to the Purchased Products. There is no contract, agreement or understanding between the Seller and any other party that will prevent or impede the delivery of the Purchased Products to the Buyer, or use of the Purchased Products by the Buyer following their delivery. To the Seller's knowledge, no party to any contract or agreement related to the Purchased Products is or will be in breach or default because of this contract, and all contracts or agreements related to the Purchased Products are in full validity and are effective.


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         5.9.     Miscellaneous.

                  5.9.1. All renewal fees, which are due, and the steps required for the maintenance and protection of the Purchased Products have been paid and taken.

                  5.9.2. None of the Purchased Products are subject to any law, valid order, condition or agreement of the Seller, restricting the use of them.

                  5.9.3. Following their delivery, the Buyer will not be subject to any obligation to pay any royalties or other payments with respect to the marketing, sale, distribution, manufacture or use of the Purchased Products to third party.

6.       Representations and Warranties of the Buyer

         The Buyer represents and warrants to the Seller as follows:

         6.1. Organization; Power. The Buyer is a private company, limited by shares, duly organized and existing under the laws of the State of Israel, with power and full authority to execute this Agreement, to perform its undertakings detailed below, and to consummate the transactions considered hereby.

         6.2. Authority Relative to Agreement. The execution, delivery and performance of this Agreement by the Buyer have been authorized in time and as required by all corporate actions necessary by the Buyer.

         6.3. Binding undertaking. This Agreement authorizes the binding undertaking of the Buyer, which is enforceable according to the terms.

         6.4. No Breach. The execution and performance of this Agreement and the consummation of the transaction described below will not end in a breach of, or default of any agreement in which the Buyer takes part.

         6.5. Approvals. No approval or permit of a person, authority or entity in regard to the execution and delivery of this Agreement or the performance of the Buyer of its undertakings that are described below.

7.       Warranty and Service

         7.1. Scope of Warranty. The Seller is responsible in front of the Buyer that the Purchased Products will conform to the description, the specification and standards described in this Agreement (including its APPENDICES), and there will be in them no material defects and manufacturing faults under normal operating conditions (the "WARRANTY"). The Warranty does not relate to any defect found (1) in product that was altered, repaired or that some work was done on it by someone other except the Seller and without the Seller's written consent,
                  (2)  which is  caused  by not  correct  storage,  not  correct


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                  operation, improper assembly and maintenance, non-standard use of the Buyer, (3) which results by use with un-fit parts or malfunction or un fit hardware of the Buyer, or (4) defect caused (after the delivery to the Buyer) from fire, power interruption or voltage surge, or any other thing outside of the Seller's control. The Warranty shall be in effect only for the warranty period ("WARRANTY PERIOD"), which shall be twelve
                  (12) months from the date of delivery of the Purchased Products to the Buyer.

         7.2. Remedy. The Seller's undertaking and the Buyer's remedy under the Warranty are limited to the replacement or repair, at the Seller's decision (and at the Seller's premises in the State of Israel) of defective units at no charge to the Buyer. To exercise the Warranty the Buyer must send the defective part of the unit to the Seller's laboratory as the Seller notified him from time to time during the Warranty Period. The Seller shall then repair or replace the part or the unit, on condition that the defect and the unit correspond to the scope of the Warranty. The Seller shall pay for the cost of shipping to him, and the cost of shipping the repaired or replaced parts (under the Warranty) back to the Buyer. The Buyer accepts upon himself the risk of loss of the unit that is sent for repair until the Seller was received by the Seller. From the moment of receipt of the unit, the Seller accepts upon himself the risk of loss of the unit until it arrives back to the Buyer.

                  In case that the Seller is unable to repair or replace the defective Purchased Product, the Seller shall reimburse the Buyer the payment for purchasing the product, subject to the provisions of Section y8 below.

         7.3. Warranty on Repaired Items. The Warranty and repair (described in Sections y7.1 and y7.2) shall be valid for repaired or replaced units for six (6) months following redelivery to the Buyer, or the end of the Warranty Period, whichever will be later between the two.

         7.4. Other Maintenance. The Seller will charge the Buyer for any maintenance work performed beyond the coverage of the Warranty at the standard service price at that time. To the Buyer remains the right to insure the Purchased Products after their warranty period for an annual payment of 15% of the Contract Price. The Purchased Products under the insurance will receive under the same repair service described in sections 7.1, 7.2.

8.       Limitation of Liability

         In no event will the parties or their officers, directors, agents or employees be responsible for losses of profit payment or information, consequential or direct, or of indirect damage as a result of this


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         agreement,  or of damage or loss  related to the  inability  to use the
         Purchased Products, separately or in addition to another product or from any other reason whatever, except as specifically indicated in this agreement.

         8.1. Ownership Retention. All right, title, in all tangible and intangible property, work products, ideas, inventions, discoveries and improvements, whether patentable or not, owned by the Seller, shall remain in his sole property. The Buyer did not consider in the use of the Seller of trademarks, trade names, registered signs, copyrights, trade secrets, or designs, and there is nothing in this Agreement that gives the Buyer an interest in these.

         8.2. The Buyer acknowledges hereby that all the rights for the intellectual property are and will remain in the ownership of the Seller, and will include without limitation copyrights and other proprietary rights, in all of the Purchased Products and documents delivered for this subject (including translations), and in any time during or after this Agreement the Buyer will not claim or demand assert or claim any right or do anything that will negatively affect on validness or enforceability of any patent, trademark, trade name, trade secret, copyright, designation, logo, or other practical know-how that belongs to or licensed to the Seller (including, without limitation, any act or assistance to any act that may infringe or lead to the infringement of the rights of the Purchased Products).

         8.3. The Buyer will have the right to attach any additional trademarks, trade names, logos, or designations to any of the Purchased Products.

         8.4.     The  Buyer  acknowledges  he does  not get by  virtue  of this
                  Agreement  any  proprietary   right  in  connection  with  the
                  Purchased Products. Indemnification

9. Despite what is said in this agreement (including the provisions of Section y8 above), the Seller shall indemnify the Buyer (and its employees, officers, directors, successors and assigns) and hold the Buyer (and its employees, offices, directors, successors and assigns) harmless from all loss, cost, damage, liability and expense (including reasonable payments and expenses for attorney), however caused, arising from any claim of a third party that the Purchased Products infringe its intellectual property rights. If requested by the Buyer, the Seller shall defend, on its account, the Buyer in all actions or legal proceedings that will be initiated against the Buyer in connection with any subject in which the Seller is required to indemnify the Buyer below.

10.      Termination of Agreement


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         10.1.    Termination.  Either Party may  terminate the Agreement if the other Party fails to comply with the provision of this Agreement and does not cure the failure within thirty (30) days of its receipt of notice of the failure.

         10.2. This Agreement terminates automatically, with no further act of the parties if: (i) on or prior to September 15, 2003, the Seller does not consummate the Prospectus, regardless of reason; (ii) the Seller makes an assignment for the benefit of its creditors; (iii) any proceedings are commenced by the
                  Seller, for or against the Seller under any bankruptcy, insolvency, or debtor's relief law, provided that such proceeding or order for their execution has not been canceled within 30 days subsequent to the filing date thereof; or (iv) the Seller was liquidated or dissolved. Without derogating from the provisions of Sections y7.2 and y8 herein, the rights of termination described in this Section 10, are in addition to any other remedy that the Buyer has.

         10.3. When the agreement seizes to be valid or is terminated, Neither Party shall be liable to the other Party reimbursement of expenses or damages for loss of goodwill, prospective profits or anticipated orders, or on account of any expenditures, investments, leases, or commitments made by either party or for any other reason whatsoever, based upon or relating to such validation or termination.

11.      Miscellaneous

         11.1. Survival of Representation and Warranties. Each of the parties hereto covenants and agrees that its representations, warranties and covenants contained in this Agreement and any document delivered or to be delivered pursuant to this Agreement and in connection with the Closing as defined in this agreement, shall survive the Closing Date until the expiration of the validity of the applicable statute of limitations.

         11.2. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings with respect thereto.

         11.3.    Amendment.   No  amendment  or  alteration  of  the  terms  or
                  provisions of this Agreement, including any Schedules or Exhibits in this subject or in addition to it, will be valid unless it will be in writing and signed by the Party against whom such amendment or alteration is to take place.

         11.4. No Assignment. This Agreement is not assignable or transferable by any party without the prior written consent of all other parties hereto. Subject to all restrictions against assignments contained elsewhere herein, this Agreement shall inure to the benefit of, and shall be binding upon the assigns, successor in interest, personal representatives, estates, heirs and legatees of each of the parties hereto.


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         11.5.    Notice.  Any notice,  demand,  consent or other  communication under this Agreement shall be in writing addressed to the other Party at its address on the first page to this Agreement, or to such other address as such Party shall have theretofore furnished by like notice, and either served personally, sent by registered or certified first class mail, postage prepaid, sent by facsimile transmission, or delivered by reputable commercial courier. Such notice shall be deemed given (i) when so personally delivered, or (ii) if mailed as aforesaid, seven (7) days after the same shall have been posted, or (iii) if sent by facsimile, one (1) business day following the date on which the transmission of the facsimile was confirmed, or (iv) if sent by reputable commercial courier, four (4) days after the same shall have been sent.

         11.6. Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to either the Seller or the Buyer upon any breach or default by the other under this Agreement shall impair any such right, or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

         11.7. Governing Law And Jurisdiction. This Agreement shall be governed by and construed solely in accordance with Israeli law and the courts of Tel-Aviv-Jaffa shall have exclusive jurisdiction over any dispute or claim arising out of or in connection with this Agreement.

         11.8. Severability. Any provision hereof prohibited by, or that is unlawful or unenforceable under, any applicable law of any jurisdiction, shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement; provided, however, that if the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

         11.9. Headings. The headings and titles to the articles of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

         11.10. Indemnification. The Seller will indemnify the Buyer for any sum that the Buyer shall pay by decision of an authorized court to a third party because of this order and/or the quality of the product and/or violation of patent rights and/or violation of copyrights and/or violation of property rights and/or any other right that a third party will claim to his right by law or agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.

------------------------------                   ------------------------------

NATALI the company for emergency medical services in VOICE DIARY INC.
Israel Ltd
                                                 By:  Arie Hinkis
BY:  _______________________                     Title:  CEO
TITLE:  ______________________                   Date:  _____________________
DATE:  _____________________

                                    EXHIBIT A
           [Description and Specifications of the Purchased Products]

                                    EXHIBIT B
              [Quality Control Program for the Purchased Products]